Exhibit 99
Piper Sandler Companies Reports First Quarter 2024 Results;
Declares Quarterly Dividend of $0.60 Per Share
MINNEAPOLIS—April 26, 2024—Piper Sandler Companies (NYSE: PIPR), a leading investment bank, today announced its results for the first quarter of 2024.
"Net revenues of over $330 million for the first quarter of 2024 represent a solid start to the year. While market headwinds persist, we are encouraged by the improvement in advisory and equity capital markets," said Chad Abraham, chairman and chief executive officer. "We continue to focus on growing our platform for the long term while providing near-term value to our shareholders. During the quarter, we added several senior hires, and we returned $88 million of capital to our shareholders through share repurchases and dividends."

	First Quarter 2024 Results
	U.S. GAAP			Adjusted (1)
(Dollars in millions, except per share data)	Q1	vs.	vs.	Q1	vs.	vs.
	2024	Q4-23	Q1-23	2024	Q4-23	Q1-23
Net revenues	$343	-27%	15%	$334	-27%	15%
Pre-tax margin	15.3%	-2.9pp	6.6pp	16.8%	-4.9pp	2.7pp
Net income attributable to Piper Sandler Companies	$42	-18%	66%	$50	-31%	18%
Earnings per diluted common share	$2.43	-19%	63%	$2.79	-31%	19%
(1)A non-U.S. GAAP ("non-GAAP") measure. Management believes that presenting results and measures on an adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."
Financial & Business Highlights
•Net revenues of $343 million for the first quarter of 2024 and adjusted net revenues of $334 million both increased 15% compared to the prior year quarter driven by corporate investment banking.
◦Advisory services revenues of $157 million were diversified across most sector and product groups, and led by a record quarter from our energy & power team.
◦Corporate financing activity was strong, generating revenues of $53 million, our best quarter since 2021.
Talent
•Appointed managing director Brian White as co-head of technology investment banking to join Steve Schmidt. White assumed the role from Nick Osborne, who became chairman of technology investment banking.
•Strengthened our equity capital markets team with the addition of Paul Robinson as managing director and head of equity-linked capital markets to lead our convertible origination business.
•Grew equity sales and trading with the hiring of Rich Steiner as managing director and head of global market structure and algorithmic trading strategies.
•Added Biren Amin as managing director and senior research analyst to the healthcare equity research team. Amin's coverage is focused on biotechnology companies.
•Bolstered our fixed income team with the hiring of Ryan Hallam as managing director and co-head of high-yield trading.
Capital
•Declared a quarterly cash dividend of $0.60 per share of common stock on April 26, 2024 to be paid on June 7, 2024 to shareholders of record as of May 24, 2024.
•Returned an aggregate of $88 million to shareholders during the quarter through share repurchases and dividends, including repurchases of approximately 289,000 shares, or $52 million, of the company's common stock related to employee tax withholdings on the vesting of restricted stock awards.

U.S. GAAP Selected Financial Data
The following summarizes our results on a U.S. GAAP basis.

	Three Months Ended
(Dollars in thousands, except per share data)	Mar. 31,	Dec. 31,	Mar. 31,	Change vs.
	2024	2023	2023	Q4-23	Q1-23
Revenues
Investment banking:
Advisory services	$157,189	$284,317	$140,664	-45%	12%
Corporate financing	52,581	30,178	26,805	74%	96%
Municipal financing	20,753	29,280	16,935	-29%	23%
Total investment banking	230,523	343,775	184,404	-33%	25%

Institutional brokerage:
Equity brokerage	49,488	55,003	53,831	-10%	-8%
Fixed income services	41,954	47,892	42,482	-12%	-1%
Total institutional brokerage	91,442	102,895	96,313	-11%	-5%

Interest income	8,306	7,302	8,712	14%	-5%
Investment income	14,168	20,235	11,115	-30%	27%
Total revenues	344,439	474,207	300,544	-27%	15%
Interest expense	1,383	2,356	2,639	-41%	-48%
Net revenues	343,056	471,851	297,905	-27%	15%

Non-interest expenses
Compensation and benefits	222,446	301,154	199,394	-26%	12%
Non-compensation expenses	68,188	84,851	72,702	-20%	-6%
Total non-interest expenses	290,634	386,005	272,096	-25%	7%

Income before income tax expense/(benefit)	52,422	85,846	25,809	-39%	103%
Income tax expense/(benefit)	2,844	21,273	(7,637)	-87%	N/M
Net income	$49,578	$64,573	$33,446	-23%	48%

Net income attributable to Piper Sandler Companies	$42,493	$52,025	$25,634	-18%	66%

Earnings per diluted common share	$2.43	$3.00	$1.49	-19%	63%

Ratios and margin
Compensation ratio	64.8%	63.8%	66.9%
Non-compensation ratio	19.9%	18.0%	24.4%
Pre-tax margin	15.3%	18.2%	8.7%
Effective tax rate	5.4%	24.8%	-29.6%
N/M — Not meaningful

The following table summarizes additional business metrics for the periods presented.

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,	Change vs.
	2024	2023	2023	Q4-23	Q1-23
Advisory services
Completed M&A and restructuring transactions	48	62	55	-23%	-13%
Completed capital advisory transactions	9	26	14	-65%	-36%
Total completed advisory transactions	57	88	69	-35%	-17%

Corporate financings
Total equity transactions priced	25	14	19	79%	32%
Book run equity transactions priced	20	13	14	54%	43%
Total debt and preferred transactions priced	10	5	4	100%	150%
Book run debt and preferred transactions priced	6	2	2	200%	200%

Municipal negotiated issues
Aggregate par value of issues priced (in billions)	$4.0	$3.2	$2.8	25%	43%
Total issues priced	86	100	81	-14%	6%

Equity brokerage
Number of shares traded (in billions)	2.6	2.6	2.8	—%	-7%
NET REVENUES
For the first quarter of 2024, net revenues of $343.1 million decreased 27% compared to the fourth quarter of 2023 and increased 15% compared to the first quarter of 2023.
Investment banking revenues of $230.5 million for the first quarter of 2024 decreased 33% compared to the fourth quarter of 2023 and increased 25% compared to the first quarter of 2023.
•Advisory services revenues of $157.2 million for the first quarter of 2024 decreased 45% compared to the strong fourth quarter of 2023 due to fewer completed transactions and a lower average fee. Advisory services revenues increased 12% compared to the first quarter of 2023 driven by a higher average fee, which more than offset the decline in completed transactions. Sector performance during the current quarter was broad based, led by our energy & power team with solid contributions from our financial services, consumer, and healthcare groups. In addition, both our restructuring and debt advisory product teams registered strong results to start the year.
•Corporate financing revenues of $52.6 million for the first quarter of 2024 increased 74% compared to the fourth quarter of 2023 driven by more completed deals. Corporate financing revenues increased 96% compared to the first quarter of 2023 due to both a higher average fee and more completed deals. Equity financing activity in the broader market and for us improved significantly during the quarter driven by a more accommodative backdrop and increased demand from companies needing to raise capital, particularly biopharma companies. Our healthcare team served as book runner on 19 of the 20 deals priced during the quarter.
•Municipal financing revenues of $20.8 million for the first quarter of 2024 decreased 29% compared to the fourth quarter of 2023 driven by reduced issuance across both our specialty sector and governmental businesses. Municipal financing revenues increased 23% compared to the first quarter of 2023 as we executed more specialty sector financings driven by increased investor demand.

Institutional brokerage revenues of $91.4 million for the first quarter of 2024 decreased 11% compared to the fourth quarter of 2023 and 5% compared to the first quarter of 2023.
•Equity brokerage revenues of $49.5 million for the first quarter of 2024 decreased 10% compared to the fourth quarter of 2023 due primarily to lower revenues from research services. Equity brokerage revenues decreased 8% compared to the first quarter of 2023 due to lower volatility and volumes.
•Fixed income services revenues of $42.0 million for the first quarter of 2024 decreased 12% compared to the fourth quarter of 2023 and were essentially flat compared to the first quarter of 2023 as interest rate uncertainty continues to mute client activity.
Investment income for the first quarter of 2024 was $14.2 million compared to $20.2 million for the fourth quarter of 2023 and $11.1 million for the first quarter of 2023. For the current and prior periods, investment income, which includes amounts attributable to noncontrolling interests, primarily related to the alternative asset management funds we manage.
NON-INTEREST EXPENSES
For the first quarter of 2024, non-interest expenses of $290.6 million decreased 25% compared to the fourth quarter of 2023 and increased 7% compared to the first quarter of 2023.
•Compensation ratio of 64.8% for the first quarter of 2024 increased compared to the fourth quarter of 2023 on a lower net revenues base driven by lower investment income attributable to noncontrolling interests relative to the sequential quarter. The compensation ratio for the current quarter decreased compared to the first quarter of 2023 resulting primarily from increased net revenues and lower acquisition-related compensation.
•Non-compensation expenses of $68.2 million for the first quarter of 2024 decreased 20% compared to the fourth quarter of 2023 and 6% compared to the first quarter of 2023 due to lower other operating expenses and acquisition-related intangible asset amortization. The decline in other operating expenses resulted from a $3.5 million reduction to our accrual related to potential regulatory settlements regarding recordkeeping requirements for business-related communications. In addition, restructuring and integration costs and reimbursed deal expenses for the current quarter declined compared to the fourth quarter of 2023.
PRE-TAX INCOME
For the first quarter of 2024, we recorded pre-tax income of $52.4 million compared to $85.8 million for the fourth quarter of 2023 and $25.8 million for the first quarter of 2023.
•Pre-tax margin of 15.3% for the first quarter of 2024 decreased compared to 18.2% for the fourth quarter of 2023 resulting from lower net revenues and a higher compensation ratio. Pre-tax margin for the current quarter increased compared to 8.7% for the first quarter of 2023 resulting from increased net revenues.
EFFECTIVE TAX RATE
For the current and prior periods, the effective tax rate is impacted by the level of noncontrolling interests, the amount of non-deductible expenses, and restricted stock award vestings. The effective tax rate of 5.4% for the first quarter of 2024 included $10.6 million of tax benefits related to restricted stock award vestings. The effective tax rate of negative 29.6% for the first quarter of 2023 included $14.1 million of tax benefits related to restricted stock award vestings.
NET INCOME & EARNINGS PER SHARE
For the first quarter of 2024, we generated net income of $42.5 million, or $2.43 per diluted common share. Net income for the current quarter included $10.6 million, or $0.61 per diluted common share, of income tax benefits related to restricted stock award vestings. Results for the first quarter of 2024 decreased compared to the fourth quarter of 2023 due to lower net revenues and pre-tax margin, offset in part by lower income tax expense. Results for the current quarter increased compared to the first quarter last year due to higher net revenues and pre-tax margin.

Non-GAAP Selected Financial Data
The following summarizes our results on an adjusted, non-GAAP basis.

	Three Months Ended
(Dollars in thousands, except per share data)	Mar. 31,	Dec. 31,	Mar. 31,	Change vs.
	2024	2023	2023	Q4-23	Q1-23
Adjusted revenues
Investment banking:
Advisory services	$157,189	$284,317	$140,664	-45%	12%
Corporate financing	52,581	30,178	26,805	74%	96%
Municipal financing	20,753	29,280	16,935	-29%	23%
Total investment banking	230,523	343,775	184,404	-33%	25%

Institutional brokerage:
Equity brokerage	49,488	55,003	53,831	-10%	-8%
Fixed income services	41,954	47,892	42,482	-12%	-1%
Total institutional brokerage	91,442	102,895	96,313	-11%	-5%

Interest income	8,306	7,302	8,712	14%	-5%
Investment income	5,017	5,506	811	-9%	519%
Adjusted total revenues	335,288	459,478	290,240	-27%	16%
Interest expense	1,383	2,085	1,014	-34%	36%
Adjusted net revenues	333,905	457,393	289,226	-27%	15%

Adjusted operating expenses
Adjusted compensation and benefits	210,698	290,144	183,144	-27%	15%
Adjusted non-compensation expenses	67,261	68,182	65,306	-1%	3%
Adjusted total operating expenses	277,959	358,326	248,450	-22%	12%

Adjusted operating income	$55,946	$99,067	$40,776	-44%	37%

Adjusted income tax expense/(benefit)	5,962	26,422	(3,145)	-77%	N/M

Adjusted net income	$49,984	$72,374	$42,296	-31%	18%

Adjusted earnings per diluted common share	$2.79	$4.03	$2.35	-31%	19%

Adjusted ratios and margin
Adjusted compensation ratio	63.1%	63.4%	63.3%
Adjusted non-compensation ratio	20.1%	14.9%	22.6%
Adjusted operating margin	16.8%	21.7%	14.1%
Adjusted effective tax rate	10.7%	26.7%	-8.0%
N/M — Not meaningful
Throughout this press release, including the table above, we present financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). Management believes that presenting results and measures on an adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods and enhances the overall understanding of our current financial performance by excluding certain items that may not be indicative of our core operating results. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

See page 3 for a summary of additional business metrics.
ADJUSTED NET REVENUES
For the first quarter of 2024, adjusted net revenues of $333.9 million decreased 27% compared to the seasonally strong fourth quarter of 2023. Adjusted net revenues for the first quarter of 2024 increased 15% compared to the first quarter of 2023 driven by corporate investment banking activity, notably corporate equity financing.
ADJUSTED OPERATING EXPENSES
For the first quarter of 2024, adjusted operating expenses of $278.0 million decreased 22% compared to the fourth quarter of 2023 and increased 12% compared to the first quarter of 2023.
•Adjusted compensation ratio of 63.1% for the first quarter of 2024 decreased compared to 63.4% for the fourth quarter of 2023 on a lower adjusted net revenue base due to the level of investments in the business. The adjusted compensation ratio for the current quarter decreased compared to 63.3% for the first quarter of 2023 driven by higher adjusted net revenues.
•Adjusted non-compensation expenses of $67.3 million for the first quarter of 2024 were in line with both the fourth and the first quarters of 2023.
ADJUSTED OPERATING INCOME
For the first quarter of 2024, adjusted operating income of $55.9 million decreased 44% compared to the fourth quarter of 2023 and increased 37% compared to the first quarter of 2023.
•Adjusted operating margin of 16.8% for the first quarter of 2024 decreased compared to 21.7% for the fourth quarter of 2023 due primarily to lower adjusted net revenues. Adjusted operating margin for the current quarter increased compared to 14.1% for the first quarter of 2023 primarily due to higher adjusted net revenues.
ADJUSTED EFFECTIVE TAX RATE
For the first quarter of 2024, our adjusted effective tax rate of 10.7% was lower compared to 26.7% for the fourth quarter of 2023 as the current quarter included $10.6 million of tax benefits related to restricted stock award vestings. The adjusted effective tax rate of negative 8.0% for the first quarter of 2023 included $14.1 million of tax benefits related to restricted stock award vestings.
ADJUSTED NET INCOME & ADJUSTED EARNINGS PER SHARE
For the first quarter of 2024, we generated adjusted net income of $50.0 million, or $2.79 of adjusted earnings per diluted common share. Adjusted net income for the current quarter included $10.6 million, or $0.59 per adjusted diluted common share, of income tax benefits related to restricted stock award vestings. Results for the first quarter of 2024 decreased compared to the fourth quarter of 2023 due to lower adjusted net revenues and adjusted operating margin, offset in part by lower adjusted income tax expense. Results for the current quarter increased compared to the first quarter of last year due to higher adjusted net revenues and adjusted operating margin, offset in part by a higher adjusted effective tax rate.

Capital
DIVIDENDS
On April 26, 2024, our Board of Directors declared a quarterly cash dividend on the company's common stock of $0.60 per share to be paid on June 7, 2024, to shareholders of record as of the close of business on May 24, 2024.
During the first quarter of 2024, we paid a quarterly cash dividend of $0.60 per share of common stock and a special cash dividend of $1.00 per share of common stock, for an aggregate of $35.7 million.
SHARE REPURCHASES
During the first quarter of 2024, we repurchased approximately 289,000 shares, or $52.1 million, of the company's common stock, at an average price of $180.26 per share, from restricted stock award recipients selling shares upon the award vesting to meet their employment tax obligations.
Additional Information

	Mar. 31,	Dec. 31,	Mar. 31,
	2024	2023	2023
Human Capital
Full-time employees	1,706	1,725	1,779
Corporate investment banking managing directors	171	169	171

Shareholder Information (amounts in millions)
Common shareholders’ equity	$1,100.6	$1,085.5	$1,036.8

Shares outstanding:
Common shares outstanding	15.6	15.2	14.8
Restricted shares outstanding	2.2	2.6	3.0
Total shares outstanding	17.8	17.8	17.8
Management Conference Call
Chad Abraham, chairman and chief executive officer; Deb Schoneman, president; and Kate Clune, chief financial officer, will host a conference call to discuss the financial results on Friday, April 26, 2024, at 9 a.m. Eastern Time (8 a.m. Central Time). Participants can access the call by dialing 888 224-1005 (in the U.S.) or +1 773 305-6853 (outside the U.S.) and passcode number 9558783. Callers should dial in at least 15 minutes prior to the call time. The conference call will also be accessible as an audio webcast through the company's website at pipersandler.com/earnings. A replay of the conference call will be available beginning approximately three hours after the event through the same link.
About Piper Sandler
Piper Sandler Companies (NYSE: PIPR) is a leading investment bank driven to help clients Realize the Power of Partnership®. Securities brokerage and investment banking services are offered in the U.S. through Piper Sandler & Co., member SIPC and NYSE; in the U.K. through Piper Sandler Ltd., authorized and regulated by the U.K. Financial Conduct Authority; and in Hong Kong through Piper Sandler Hong Kong Limited, authorized and regulated by the Securities and Futures Commission. Alternative asset management and fixed income advisory services are offered through separately registered advisory affiliates.
© 2024. Since 1895. Piper Sandler Companies. 800 Nicollet Mall, Minneapolis, Minnesota 55402-7036
Kate Clune
Tel: 212 466-7799
investorrelations@psc.com

Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about the outlook for future periods for corporate advisory (i.e., M&A), capital markets, and public finance transactions (including our performance in specific sectors), current deal pipelines (or backlogs), economic, geopolitical, and market conditions (including the outlook for equity markets, investment banking transactions, CEO confidence, and the interest rate environment), areas of potential growth and market share gains for the company, our recruiting pipeline, the state of our equity and fixed income brokerage businesses, anticipated financial results for future periods (including expectations regarding revenue levels, non-compensation expenses (e.g., potential regulatory settlements with the Securities and Exchange Commission (SEC) and the Commodity Futures Trading Commission (CFTC)), effective tax rate, compensation ratio, compensation and benefits expense, operating margins, return on equity, and earnings per share), our strategic priorities, the payment of our quarterly and special cash dividends to our shareholders, our share repurchase program, or other similar matters.
Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the following:
•revenues from corporate advisory (i.e., M&A) engagements and equity and debt financings may vary materially depending on the number, size, and timing of completed transactions, and completed transactions do not generally provide for subsequent engagements;
•the volume of anticipated transactions – including corporate advisory (i.e., M&A), equity financing, and debt financing – and the corresponding revenues from the transactions may vary from quarter to quarter significantly, particularly if there is a decline in macroeconomic conditions or the financial markets;
•market, geopolitical and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability;
•interest rate volatility, especially if the changes are rapid or severe, could negatively impact our fixed income institutional business and the negative impact could be exaggerated by reduced liquidity in the fixed income markets; and
•our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results.
A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2023, and updated in our subsequent reports filed with the SEC (available at our Web site at www.pipersandler.com and at the SEC Web site at www.sec.gov).
Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.
###

Piper Sandler Companies
Results of Operations (U.S. GAAP – Unaudited)

	Three Months Ended
(Amounts in thousands, except per share data)	Mar. 31,	Dec. 31,	Mar. 31,
	2024	2023	2023
Revenues
Investment banking	$230,523	$343,775	$184,404
Institutional brokerage	91,442	102,895	96,313
Interest income	8,306	7,302	8,712
Investment income	14,168	20,235	11,115
Total revenues	344,439	474,207	300,544
Interest expense	1,383	2,356	2,639
Net revenues	343,056	471,851	297,905

Non-interest expenses
Compensation and benefits	222,446	301,154	199,394
Outside services	12,422	13,634	12,126
Occupancy and equipment	16,036	16,300	15,728
Communications	13,229	12,477	14,311
Marketing and business development	10,763	8,078	10,052
Deal-related expenses	6,387	8,017	6,014
Trade execution and clearance	4,866	5,340	4,914
Restructuring and integration costs	—	3,846	—
Intangible asset amortization	2,361	4,799	4,904
Other operating expenses	2,124	12,360	4,653
Total non-interest expenses	290,634	386,005	272,096

Income before income tax expense/(benefit)	52,422	85,846	25,809
Income tax expense/(benefit)	2,844	21,273	(7,637)
Net income	49,578	64,573	33,446
Net income attributable to noncontrolling interests	7,085	12,548	7,812
Net income attributable to Piper Sandler Companies	$42,493	$52,025	$25,634

Earnings per common share
Basic	$2.74	$3.44	$1.77
Diluted	$2.43	$3.00	$1.49

Dividends declared per common share	$1.60	$0.60	$1.85

Weighted average common shares outstanding
Basic	15,499	15,143	14,507
Diluted	17,504	17,367	17,182

Piper Sandler Companies
Preliminary Selected Summary Financial Information (Non-GAAP – Unaudited) (1)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
(Amounts in thousands, except per share data)	2024	2023	2023
Adjusted revenues
Investment banking	$230,523	$343,775	$184,404
Institutional brokerage	91,442	102,895	96,313
Interest income	8,306	7,302	8,712
Investment income	5,017	5,506	811
Adjusted total revenues	335,288	459,478	290,240
Interest expense	1,383	2,085	1,014
Adjusted net revenues (2)	333,905	457,393	289,226

Adjusted operating expenses
Adjusted compensation and benefits (3)	210,698	290,144	183,144
Adjusted non-compensation expenses (4)	67,261	68,182	65,306
Adjusted total operating expenses (5)	277,959	358,326	248,450

Adjusted operating income (6)	55,946	99,067	40,776
Interest expense on long-term financing	—	271	1,625
Adjusted income before adjusted income tax expense/(benefit) (7)	55,946	98,796	39,151
Adjusted income tax expense/(benefit) (8)	5,962	26,422	(3,145)
Adjusted net income (9)	$49,984	$72,374	$42,296

Adjusted earnings per diluted common share (10)	$2.79	$4.03	$2.35

Adjusted weighted average diluted common shares outstanding (11)	17,923	17,937	17,998

Adjusted ratios and margin
Adjusted compensation ratio (12)	63.1%	63.4%	63.3%
Adjusted non-compensation ratio (13)	20.1%	14.9%	22.6%
Adjusted operating margin (14)	16.8%	21.7%	14.1%
Adjusted effective tax rate (15)	10.7%	26.7%	-8.0%
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Sandler Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
(Amounts in thousands, except per share data)	2024	2023	2023
Net revenues:
Net revenues – U.S. GAAP basis	$343,056	$471,851	$297,905
Adjustments:
Investment income related to noncontrolling interests (16)	(9,151)	(14,729)	(10,304)
Interest expense on long-term financing	—	271	1,625
Adjusted net revenues	$333,905	$457,393	$289,226

Compensation and benefits:
Compensation and benefits – U.S. GAAP basis	$222,446	$301,154	$199,394
Adjustment:
Compensation from acquisition-related agreements	(11,748)	(11,010)	(16,250)
Adjusted compensation and benefits	$210,698	$290,144	$183,144

Non-compensation expenses:
Non-compensation expenses – U.S. GAAP basis	$68,188	$84,851	$72,702
Adjustments:
Non-compensation expenses related to noncontrolling interests (16)	(2,066)	(2,181)	(2,492)
Restructuring and integration costs	—	(3,846)	—
Amortization of intangible assets related to acquisitions	(2,361)	(4,799)	(4,904)
Non-compensation expenses from acquisition-related agreements	—	(658)	—
Non-compensation expenses from potential regulatory settlements	3,500	(5,185)	—
Adjusted non-compensation expenses	$67,261	$68,182	$65,306

Income before income tax expense/(benefit):
Income before income tax expense/(benefit) – U.S. GAAP basis	$52,422	$85,846	$25,809
Adjustments:
Investment income related to noncontrolling interests (16)	(9,151)	(14,729)	(10,304)
Interest expense on long-term financing	—	271	1,625
Non-compensation expenses related to noncontrolling interests (16)	2,066	2,181	2,492
Compensation from acquisition-related agreements	11,748	11,010	16,250
Restructuring and integration costs	—	3,846	—
Amortization of intangible assets related to acquisitions	2,361	4,799	4,904
Non-compensation expenses from acquisition-related agreements	—	658	—
Non-compensation expenses from potential regulatory settlements	(3,500)	5,185	—
Adjusted operating income	$55,946	$99,067	$40,776
Interest expense on long-term financing	—	(271)	(1,625)
Adjusted income before adjusted income tax expense/(benefit)	$55,946	$98,796	$39,151
Continued on next page

Piper Sandler Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
(Amounts in thousands, except per share data)	2024	2023	2023
Income tax expense/(benefit):
Income tax expense/(benefit) – U.S. GAAP basis	$2,844	$21,273	$(7,637)
Tax effect of adjustments:
Compensation from acquisition-related agreements	2,492	2,507	3,227
Restructuring and integration costs	—	1,046	—
Amortization of intangible assets related to acquisitions	626	1,375	1,265
Non-compensation expenses from acquisition-related agreements	—	162	—
Non-compensation expenses from potential regulatory settlements	—	59	—
Adjusted income tax expense/(benefit)	$5,962	$26,422	$(3,145)

Net income attributable to Piper Sandler Companies:
Net income attributable to Piper Sandler Companies – U.S. GAAP basis	$42,493	$52,025	$25,634
Adjustments:
Compensation from acquisition-related agreements	9,256	8,503	13,023
Restructuring and integration costs	—	2,800	—
Amortization of intangible assets related to acquisitions	1,735	3,424	3,639
Non-compensation expenses from acquisition-related agreements	—	496	—
Non-compensation expenses from potential regulatory settlements	(3,500)	5,126	—
Adjusted net income	$49,984	$72,374	$42,296

Earnings per diluted common share:
Earnings per diluted common share – U.S. GAAP basis	$2.43	$3.00	$1.49
Adjustment for inclusion of unvested acquisition-related stock	(0.07)	(0.15)	(0.11)
	$2.36	$2.85	$1.38
Adjustments:
Compensation from acquisition-related agreements	0.53	0.49	0.76
Restructuring and integration costs	—	0.16	—
Amortization of intangible assets related to acquisitions	0.10	0.20	0.21
Non-compensation expenses from acquisition-related agreements	—	0.03	—
Non-compensation expenses from potential regulatory settlements	(0.20)	0.30	—
Adjusted earnings per diluted common share	$2.79	$4.03	$2.35

Weighted average diluted common shares outstanding:
Weighted average diluted common shares outstanding – U.S. GAAP basis	17,504	17,367	17,182
Adjustment:
Unvested acquisition-related restricted stock with service conditions	419	570	816
Adjusted weighted average diluted common shares outstanding	17,923	17,937	17,998
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Piper Sandler Companies
Notes to Non-GAAP Financial Schedules
(1)Selected Summary Financial Information are non-GAAP measures. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.
(2)A non-GAAP measure which excludes (a) investment income related to noncontrolling interests (see (16) below) and (b) interest expense on long-term financing.
(3)A non-GAAP measure which excludes compensation expenses from acquisition-related agreements.
(4)A non-GAAP measure which excludes (a) non-compensation expenses related to noncontrolling interests (see (16) below), (b) restructuring and integration costs related to acquisitions and/or headcount reductions, (c) amortization of intangible assets related to acquisitions, (d) non-compensation expenses from acquisition-related agreements and (e) non-compensation expenses from potential regulatory settlements with the SEC and CFTC.
(5)A non-GAAP measure which is computed as the summation of adjusted compensation and benefits and adjusted non-compensation expenses (see (3) and (4) above).
(6)A non-GAAP measure which excludes (a) investment income and non-compensation expenses related to noncontrolling interests (see (16) below), (b) interest expense on long-term financing, (c) compensation and non-compensation expenses from acquisition-related agreements, (d) restructuring and integration costs related to acquisitions and/or headcount reductions, (e) amortization of intangible assets related to acquisitions and (f) non-compensation expenses from potential regulatory settlements with the SEC and CFTC.
(7)A non-GAAP measure which excludes (a) investment income and non-compensation expenses related to noncontrolling interests (see (16) below), (b) compensation and non-compensation expenses from acquisition-related agreements, (c) restructuring and integration costs related to acquisitions and/or headcount reductions, (d) amortization of intangible assets related to acquisitions and (e) non-compensation expenses from potential regulatory settlements with the SEC and CFTC.
(8)A non-GAAP measure which includes the income tax effect of the adjustments for (a) compensation and non-compensation expenses from acquisition-related agreements, (b) restructuring and integration costs related to acquisitions and/or headcount reductions, (c) amortization of intangible assets related to acquisitions and (d) non-compensation expenses from potential regulatory settlements with the SEC and CFTC.
(9)A non-GAAP measure which represents net income attributable to Piper Sandler Companies adjusted for (a) the exclusion of compensation and non-compensation expenses from acquisition-related agreements, (b) the exclusion of restructuring and integration costs related to acquisitions and/or headcount reductions, (c) the exclusion of amortization of intangible assets related to acquisitions, (d) the exclusion of non-compensation expenses from potential regulatory settlements with the SEC and CFTC and (e) the income tax impact allocated to the adjustments.
(10)A non-GAAP measure which is computed based on a quotient of which the numerator is adjusted net income and the denominator is adjusted weighted average diluted common shares outstanding.
(11)A non-GAAP measure which assumes the vesting of restricted stock with service conditions granted pursuant to all acquisitions since January 1, 2020.
(12)A non-GAAP measure which represents adjusted compensation and benefits expenses as a percentage of adjusted net revenues.
(13)A non-GAAP measure which represents adjusted non-compensation expenses as a percentage of adjusted net revenues.
(14)A non-GAAP measure which represents adjusted operating income as a percentage of adjusted net revenues.
(15)A non-GAAP measure which represents adjusted income tax expense/(benefit) as a percentage of adjusted income before adjusted income tax expense/(benefit).
(16)Noncontrolling interests include investment income and non-compensation expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Sandler Companies.